Ethan Allen Interiors Inc.		EXHIBIT 99.2
GAAP Reconciliation
Three Months Ended September 30, 2008 and 2007
(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2008	2007
Net Income / Earnings Per Share
Net income	$ 7,422	$ 17,504
Add: restructuring and impairment charge (credit), net of
related tax effect	(1,037)	-
Net income (excluding restructuring and impairment
charge (credit))	$ 6,385	$ 17,504

Earnings per basic share	$ 0.26	$ 0.58
Earnings per basic share (excluding restructuring and
impairment charge (credit))	$ 0.22	$ 0.58
Basic weighted average shares outstanding	28,703	30,084

Earnings per diluted share	$ 0.26	$ 0.57
Earnings per diluted share (excluding restructuring and
impairment charge (credit))	$ 0.22	$ 0.57
Diluted weighted average shares outstanding	28,847	30,464

Consolidated Operating Income / Operating Margin
Operating income	$ 12,211	$ 27,797
Add: restructuring and impairment charge (credit)	(1,630)	-
Operating income (excluding restructuring and impairment
charge (credit))	$ 10,581	$ 27,797

Net sales	$ 205,841	$ 248,727
Operating margin	5.9%	11.2%
Operating margin (excluding restructuring and impairment
charge (credit))	5.1%	11.2%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$ 11,885	$ 26,780
Add: restructuring and impairment charge	408	-
Wholesale operating income (excluding restructuring and
impairment charge)	$ 12,293	$ 26,780
Wholesale net sales	$ 121,295	$ 156,323
Wholesale operating margin	9.8%	17.1%
Wholesale operating margin (excluding restructuring and
impairment charge)	10.1%	17.1%

Retail Operating Income / Operating Margin
Retail operating income (loss)	$ (3,052)	$ 899
Add: restructuring and impairment charge (credit)	(2,038)	-
Retail operating income (excluding restructuring and
impairment charge (credit))	$ (5,090)	$ 899
Retail net sales	$ 155,870	$ 182,754
Retail operating margin	-2.0%	0.5%
Retail operating margin (excluding restructuring and
impairment charge (credit))	-3.3%	0.5%

EBITDA
Net income	$ 7,422	$ 17,504
Add: interest expense (income), net	2,508	1,397
Add: income tax expense	2,988	10,280
Add: depreciation and amortization	6,318	5,937
EBITDA	$ 19,236	$ 35,118
Net sales	$ 205,841	$ 248,727
EBITDA as % of net sales	9.3%	14.1%

EBITDA	$ 19,236	$ 35,118
Add: restructuring and impairment charge (credit)	(1,630)	-
EBITDA (excluding restructuring and impairment charge (credit))	$ 17,606	$ 35,118
Net sales	$ 205,841	$ 248,727
EBITDA as % of net sales excluding restructuring and
impairment charge (credit))	8.6%	14.1%